UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant

Filed by a Party other than the Registrant

Check the appropriate box:

Preliminary Proxy Statement

Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

Definitive Proxy Statement

Definitive Additional Materials

Soliciting Material Pursuant to § 240.14a-12

NCO Group, Inc.

(Name of Registrant as Specified In Its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(4)	Date Filed:

NCO Group, Inc.
Documents filed with the Securities and Exchange Commission
Under
The Securities Exchange Act of 1934 and
Incorporated by Reference in the
Proxy Statement of NCO Group, Inc.
Dated October 20, 2006

Preliminary Note

The enclosed documents of NCO Group, Inc., referred to as NCO, are being provided to you in connection with NCO’s proxy statement dated October 20, 2006. The SEC allows NCO to “incorporate by reference” information into its proxy statement. This means that NCO can disclose important information to you by referring to another document filed separately with the SEC. The information incorporated by reference is considered to be part of the proxy statement. The following documents have been incorporated by reference into NCO’s proxy statement. We encourage you to read carefully the entire proxy statement and the annexes and documents referred to or incorporated by reference in the proxy statement, including the enclosed documents.

INDEX

Document	Tab

NCO’s Annual Report on Form 10-K for the year ended December 31, 2005 filed on March 16, 2006	1
NCO’s Proxy Statement on Form 14A filed on April 17, 2006 (other than the Compensation Committee Report, the Audit Committee Report, the graph showing the performance of NCO’s stock and any other information in such Proxy Statement that is not required to be included in NCO’s Annual Report on Form 10-K, which information is not deemed be deemed to be incorporated or filed for the purposes of the Securities Act of 1933 or the Securities Exchange Act of 1934)	2
NCO’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006 filed on May 10, 2006	3
NCO’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006 filed on August 9, 2006	4
NCO’s Current Report on Form 8-K filed on January 5, 2006	5
NCO’s Current Report on Form 8-K filed on January 27, 2006	6
NCO’s Current Report on Form 8-K filed on April 20, 2006	7
NCO’s Current Report on Form 8-K filed on May 22, 2006	8
NCO’s Current Report on Form 8-K filed on May 26, 2006	9
NCO’s Current Report on Form 8-K filed on July 19, 2006	10
NCO’s Current Report on Form 8-K filed on July 24, 2006	11
NCO’s Current Report on Form 8-K filed on July 25, 2006 (other than Item 7.01 information, which information is not deemed be deemed to be incorporated or filed for the purposes of the Securities Act of 1933 or the Securities Exchange Act of 1934)	12
NCO’s Current Report on Form 8-K filed on August 1, 2006	13
NCO’s Current Report on Form 8-K filed on August 8, 2006	14
NCO’s Current Report on Form 8-K filed on August 16, 2006	15

Each of these documents is incorporated by reference in this filing by reference to the original of such document filed by NCO Group, Inc. (file no. 0-21639) with the SEC as shown above.